UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 14, 2007

ATSI Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

3201 Cherry Ridge, Building C, Suite 300 San Antonio, Texas (Address of Principal Executive Offices)	78230 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On Wednesday, September 12, 2007, ATSI Communications, Inc. (the "Registrant") issued a press release announcing that Joseph M. Troche joined the Company as Sr. Vice President of Global Sales for Digerati Networks, Inc., its international VoIP business unit. Mr. Troche fills a newly created position formed by the Company to support the continued growth of Digerati Networks, which has posted dramatic growth over the past three years.

Mr. Troche has more than 20 years of communications industry experience in sales management of voice, data, and Internet service offerings. Prior to joining ATSI, Mr. Troche held various executive management positions including Sr. Vice President of Sales with Fusion Telecom International, Vice President of Carrier Sales with Telco Group, Inc., and Vice President of International Carrier Sales for GRIC Communications. Prior to GRIC, Mr. Troche was Vice President of Carrier Sales for World Access, Inc. In less than two years, he built a global sales program that delivered revenues at an annualized rate exceeding $350 million. During Mr. Troche's communications career, he has been involved in some of the industry's notable mergers and acquisitions including ATC and Microtel, Resurgens Communications Group and Metromedia, and the World Access acquisition of Facilicom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI Communications, Inc. Dated: September 14, 2007

By:	/s/ Antonio Estrada
Antonio Estrada
Corporate Controller